AMENDED AND RESTATED UNDERWRITING AGREEMENT

This Amended and Restated Underwriting Agreement is made this 30th day of April, 2010, by and between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas (sometimes herein referred to as the “Underwriter”), and USAA MUTUAL FUNDS TRUST, a Delaware statutory trust organized under the laws of the State of Delaware and having a principal place of business in San Antonio, Texas (sometimes herein referred to as the “Trust”), which offers shares of beneficial interest, with $.001 par value (the “Shares”), in different series or Sub-Trusts representing interests in different portfolios of assets (each series being referred to herein as a “Fund”), as listed on Schedule A, as such schedule may be amended from time to time, with each Fund having one or more classes of Shares (each, a “Class” and collectively, the “Classes”).

WITNESSETH:  In consideration of the agreements herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed:

1.	APPOINTMENT OF UNDERWRITER.

The Trust hereby appoints the Underwriter as its exclusive agent to sell and distribute Shares of each Fund of the Trust at the offering price thereof as from time to time determined in the manner herein provided.  The Underwriter hereby accepts such appointment and agrees during the term of this Agreement to provide the services and to assume the obligations herein set forth.

2.	BASIS OF SALE OF SHARES.

The Underwriter does not agree to sell any specific number of Shares.  Shares will be sold to the Underwriter as agent for the Trust only against orders therefor.  The Underwriter will not purchase Shares from anyone other than the Trust except as agent for the Trust.

3.	OFFERING PRICE.

The offering price for Shares of any Fund of the Trust shall be determined according to the terms of the then current Prospectus of the Fund.  The net asset value per share for each Fund shall be determined at such time each day as is established by the Board of Trustees of the Trust (the “Board”) from time to time.

4.	MANNER OF OFFERING.

(a) The Underwriter will conform to the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.  The Underwriter also agrees to furnish to the Trust sufficient copies of any agreements, plans or sales literature it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

(b) The Underwriter in its discretion may enter into agreements with registered brokers, dealers and such other financial intermediaries (“Selected Dealers”) as the Underwriter may select, providing for the sale to such Selected Dealers and resale by such Selected Dealers of Shares at their offering price and the provision of service activities.  In making agreements with Selected Dealers, the Underwriter shall act only as principal and not as agent for the Trust.

5.	COMPENSATION.

(a) Except as otherwise provided in this Agreement, the Underwriter agrees to provide the services and assume the obligations set forth in this Agreement without compensation.

(b) As compensation for its activities under this Agreement with respect to Adviser Shares, the Underwriter shall receive from each Fund a fee at the rate and under the terms and conditions of the Adviser Share Plan Pursuant to Rule 12b-1 under the 1940 Act (the “Adviser Share Plan”), as amended from time to time, and subject to any further limitations on such fee as the Board may impose.

(c) The Underwriter may re-allow any or all of the payment that it is paid under the Adviser Share Plan by the Trust to such Selected Dealers or other parties as it may from time to time determine, in accordance with applicable law.

(d) No provision of this Agreement shall be deemed to prohibit any payments by a Fund to the Underwriter or by the Underwriter to a Selected Dealer or other parties where such payments are made under the Plan, under any other distribution plan adopted by a Fund pursuant to Rule 12b-1 under the 1940 Act, or from the Underwriter’s own resources.

6.	REPORTS TO THE BOARD OF TRUSTEES.

To the extent required by Rule 12b-1 under the 1940 Act, the Underwriter shall provide reports to the Board, at least quarterly, showing expenditures under any plan adopted pursuant to Rule 12b-1 (a “Rule 12b-1 Plan”) with respect to a Class of Shares and the purposes for which such expenditures were made.

7.	RESERVATION OF RIGHTS BY THE TRUST.

The Trust reserves the right to issue Shares at any time directly to existing shareholders and to sell Shares to such shareholders or to other persons approved by the Underwriter at not less than net asset value.  The Trust reserves the right to suspend the sale of Shares of any or all Funds without prior notice for any reason deemed adequate by it.

8.	ALLOCATION OF EXPENSES.

(a) The Trust, either directly or through its manager and investment adviser, will be responsible for, and shall pay the expenses of:

(i)
providing all necessary services, including fees and disbursements of counsel, related to the preparation, setting in type, printing and filing of any Registration Statement and/or Prospectus required under the Securities Act of 1933, as amended, or under state securities laws, covering its Shares, and all amendments and supplements thereto, and preparing, setting in type, printing and mailing periodic reports to existing shareholders;

(ii)	the cost of all registration or qualification fees;

(iii)	the cost of preparing temporary and permanent share certificates for Shares of the Trust;

(iv)
all the federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from the Trust to the Underwriter of any and all Shares distributed hereunder.

(b) The Underwriter agrees that, after the Prospectus and periodic reports have been set in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to dealers or prospective investors.  The Underwriter further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Underwriter or furnished by it for use by dealers in connection with the offering of the Shares for sale to the public, and any expense of advertising in connection with such offering.  The Underwriter will also pay fees for services rendered by the transfer agent on behalf of the Underwriter.  It is understood and agreed that, so long as a Rule 12b-1 Plan continues in effect with respect to a Class of Shares of a Fund, any expenses incurred by the Underwriter hereunder with respect to that Class may be paid in accordance with the terms of such Plan.

9.	INDEPENDENT CONTRACTOR.

The Underwriter shall be an independent contractor and neither the Underwriter nor any of its officers or employees, as such, is or shall be an employee of the Trust.  The Underwriter is responsible for its own conduct, for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees.  The Underwriter assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

10.	INDEMNIFICATION BY UNDERWRITER.

The Underwriter agrees to indemnify and hold harmless the Trust or any such person who has been, is, or may hereafter be, an officer, trustee or employee of the Trust against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements made not misleading, on the part of the Underwriter or any agent or employee of the Underwriter or any other person for whose acts the Underwriter is responsible or is alleged to be responsible, unless such statement or omission was made in reliance upon written information furnished by the Trust.  The Underwriter likewise agrees to indemnify and hold harmless the Trust and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of the Underwriter’s failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares.  The term “expenses” for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with the Underwriter’s consent.  The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a trustee may be entitled as a matter of law.

11.	INDEMNIFICATION BY TRUST.

The Trust agrees to indemnify and hold harmless the Underwriter and each person who has been, is, or may hereafter be an officer, director, employee or agent of the Underwriter against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue or alleged untrue statement of material fact, or the omission or alleged omission to state a material fact necessary to make the statements therein not misleading, contained in a Registration Statement or Prospectus, or any amendment or supplement thereto, unless such statement or omission was made in reliance upon written information furnished by the Underwriter.  The foregoing rights of indemnification shall be in addition to any other rights to which the Underwriter may be entitled as a matter of law.

12.	TERM OF AGREEMENT.

(a) This Agreement shall become effective with respect to all Funds listed on Schedule A on the date first written above, and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Underwriter in accordance with Paragraph 13 that the Underwriter is willing to serve as Underwriter with respect to such Fund, and, with respect to each Class of Shares of a Fund, this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those Trustees who are not interested persons of the Fund and, for a Class of Shares for which a Rule 12b-1 Plan has been adopted, also have no direct or indirect financial interest in the operation of the Rule 12b-1 Plan or in any agreements related thereto (all such Trustees collectively being referred to herein as the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on such action.

(b) Unless terminated as herein provided, this Agreement shall remain in full force and effect through April 30, 2011, and, with respect to each additional Fund, through the first day occurring more than twelve months after the date on which such Fund becomes a Fund hereunder, and shall continue in full force and effect for periods of one year thereafter with respect to each Fund, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to a Class of Shares of any Fund by the vote of a majority of the outstanding voting securities of that Class of Shares of such Fund.

(c) Notwithstanding the foregoing, with respect to a Class of Shares of a Fund, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the

Board, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of that Class of Shares of the Fund on not less than sixty days’ written notice to the Underwriter, or by the Underwriter at any time, without the payment of any penalty, on not less than sixty days’ written notice to the Trust or such Fund.  This Agreement will automatically terminate in the event of its assignment.

(d) Termination of this Agreement with respect to a Class of Shares of any Fund shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Classes of Shares of that Fund or any Class of Shares of any other Fund.

13.	AMENDMENT.

This Agreement may be amended at any time by mutual agreement in writing of the parties hereto, provided that any such amendment is approved in the manner set forth in Section 12(a) above with respect to initial approval of this Agreement.

14.	LIMITATION OF LIABILITY.

(a) It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in the Trust’s Second Amended and Restated Master Trust Agreement dated June 27, 2006, as may be further amended from time to time (the “Amended Master Trust Agreement”).  The execution and delivery of this Underwriting Agreement has been authorized by the Trustees of the Trust and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Amended Master Trust Agreement.

(b) The obligations created under this Agreement with respect to a Class of one Fund bind only assets belonging to such Class and are not binding on any other Class of the Fund or of any other fund of the Trust.  The Underwriter shall look only to the assets of the Class of a Fund for the performance of this Agreement by the Trust on behalf of such Fund and the Class thereof.

15.	GOVERNING LAW.

This Agreement shall be construed in accordance with the laws (without regard, however, to conflicts of law principles) of the State of Texas and the 1940 Act, except that Section 14(a) shall be construed in accordance with the laws of the State of Delaware.  To the extent that the applicable laws of the State of Texas or the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.  As used herein, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meaning as such terms have in the 1940 Act, subject to any exemption or interpretation as may be issued by the Securities and Exchange Commission (the “SEC”) by any rule, regulation or order or contained in any no-action or interpretative positions taken by the SEC staff.

16.	MISCELLANEOUS.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  This Agreement represents the entire agreement between the parties with regard to the matters described herein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, any party hereto may execute this Agreement by signing any such counterpart.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, this Underwriting Agreement has been executed for the Underwriter and the Trust by their duly authorized officers as of the date first set forth above.

USAA MUTUAL FUNDS TRUST	USAA INVESTMENT MANAGEMENT COMPANY

By: /s/ Christopher W. Claus	By: /s/ Daniel McNamara
Christopher W. Claus	Daniel McNamara
President	President

ATTEST:	ATTEST:

By: /s/ Christopher P. Laia	By: /s/ Christopher P. Laia
Christopher P. Laia	Christopher P. Laia
Secretary	Secretary

USAA MUTUAL FUNDS TRUST
UNDERWRITING AGREEMENT
SCHEDULE A

FUNDS COVERED BY THE UNDERWRITING AGREEMENT

Aggressive Growth Fund
Balanced Strategy Fund
California Bond Fund
California Money Market Fund
Capital Growth Fund
Cornerstone Strategy Fund
Emerging Markets Fund
Extended Market Index Fund
First Start Growth Fund
Global Opportunities Fund
GNMA Trust
Growth Fund
Growth & Income Fund
Growth and Tax Strategy Fund
High-Yield Opportunities Fund
Income Fund
Income Stock Fund
Intermediate-Term Bond Fund
International Fund
Managed Allocation Fund
Money Market Fund
Nasdaq-100 Index Fund
New York Bond Fund
New York Money Market Fund
Precious Metals and Minerals Fund
Science & Technology Fund
Short-Term Bond Fund
Small Cap Stock Fund
Target Retirement 2020 Fund
Target Retirement 2030 Fund
Target Retirement 2040 Fund
Target Retirement 2050 Fund
Target Retirement Income Fund
Tax Exempt Intermediate-Term Fund
Tax-Exempt Long-Term Fund
Tax Exempt Money Market Fund
Tax-Exempt Short-Term Fund
Total Return Strategy Fund
Treasury Money Market Trust
Florida Tax-Free Income Fund
Florida Tax-Free Money Market Fund

Value Fund
Virginia Bond Fund
Virginia Money Market Fund
World Growth Fund

Date:           April 30, 2010